Exhibit 31(c)

Certifications of the CEO

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Marc Caira, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Tim Hortons Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2014

/s/ MARC CAIRA
Name: Marc Caira Title: Chief Executive Officer